Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Reports Third Quarter 2010 Financial Results
LIVONIA, MICHIGAN, November 3, 2010 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported third quarter 2010 financial results with sales of $3.4 billion, an increase of 10 percent compared to the prior year period. The Company reported GAAP third quarter net earnings of $199 million or $1.54 per diluted share, which compares to net earnings of $56 million or $0.50 per diluted share in the prior year period.
The Company’s current and prior year quarterly results both contain special items consisting primarily of favorable net tax items and, in the prior year period, restructuring charges. Excluding special items, the Company reported third quarter 2010 net earnings of $189 million, or $1.47 per diluted share, which compares to $76 million or $0.68 per diluted share in the 2009 period.
“TRW’s performance continues to be led by strong revenue growth combined with a low cost structure,” said John C. Plant, President and Chief Executive Officer. “The outstanding business performance achieved through the first nine months of this year, combined with our leading technology portfolio, the overall industry recovery and our successful growth in the emerging markets, gives us confidence as we look to the future.”
Third Quarter 2010
The Company reported third quarter 2010 sales of $3.4 billion, an increase of $318 million or 10 percent from the prior year period. The positive impact on sales resulting from improved global vehicle production volumes compared to the prior year quarter was partially offset by the negative impact of currency movements.

The Company’s third quarter 2010 operating income was $269 million compared with $141 million in the 2009 period. The 2009 period included restructuring and fixed asset impairment charges totaling $24 million. Excluding these charges, the year-to-year improvement of $104 million was driven primarily by the contribution from higher sales between the two quarters and the positive impact of the Company’s restructuring and cost containment actions, partially offset by a modest increase in raw material prices.
Net interest expense for the third quarter of 2010 totaled $39 million, which compares to $55 million in the 2009 period. In addition, a net loss on retirement of debt of $1 million was recognized in both the third quarter of 2010 and 2009.
Tax expense for the third quarter of 2010 was $28 million, equal to the prior year period. The 2010 period included a net benefit of $11 million related to favorable resolutions of tax matters in foreign jurisdictions compared to the 2009 period which included tax benefits related to restructuring actions totaling $5 million. Excluding these benefits from both periods, tax expense was $39 million in the current quarter compared with $33 million last year.
The Company reported 2010 third quarter GAAP earnings of $199 million, or $1.54 per diluted share, which compares to GAAP net earnings of $56 million, or $0.50 per diluted share in the 2009 period.
Excluding special items, the Company reported third quarter 2010 net earnings of $189 million, or $1.47 per diluted share, which compares to net earnings of $76 million or $0.68 per diluted share in the 2009 period.
Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $385 million in the third quarter of 2010, as compared to the prior year level of $292 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Year-to-Date 2010
For the nine month period ended October 1, 2010, the Company reported sales of $10.7 billion, an increase of $2.4 billion or 30 percent compared to prior year sales. The increase in sales resulted from the significantly improved global vehicle production volumes between the two periods.

For the 2010 year-to-date period, the Company reported operating income of $891 million which compares to $60 million of operating income in the prior year period. The 2010 period included restructuring and fixed asset impairment charges of $10 million, compared to restructuring and fixed asset impairment charges totaling $74 million, as well as a trademark impairment charge of $30 million, for the 2009 period. Excluding these charges from both periods, the Company reported operating income of $901 million in the 2010 period, which compares to $164 million in the prior year. The year-to-year improvement was driven primarily by the contribution from the higher level of sales between the two periods and the positive impact of the Company’s restructuring and cost containment actions.
Net interest expense in the first nine months of 2010 totaled $125 million, which compares to $139 million in the prior year period. In addition, the current year-to-date period included a net loss on retirement of debt totaling $2 million, compared with the first nine months of 2009 which recognized a net gain on the retirement of debt of $34 million.
Year-to-date tax expense was $130 million, which compares to $37 million in the prior year. The increase in expense was driven by higher pre-tax earnings in certain geographic locations for the current period. The 2010 and 2009 periods included tax benefits of $23 million and $15 million, respectively.
The Company reported year-to-date 2010 GAAP net earnings of $630 million, or $4.93 per diluted share, which compares to a GAAP net loss of $86 million, or ($0.82) per share in the prior year period.
Excluding special items, the Company reported 2010 year-to-date net earnings of $619 million, or $4.84 per diluted share, which compares to a net loss of $31 million or ($0.30) per share in the 2009 period.
Adjusted EBITDA totaled $1,247 million for the first nine months of 2010, compared to $527 million in the prior year period. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure
Third quarter 2010 net cash flow provided by operating activities was $267 million, which compares to $174 million in the prior year. The favorable outcome compared with last year resulted primarily from the higher level of profitability in the current quarter partially offset by higher working capital requirements. Capital expenditures were $61 million in the current quarter compared to $49 million last year. Third quarter free cash flow (cash flow from operating activities less capital expenditures) was $206 million, which compares to $125 million in the prior year quarter.
For the nine month period ended October 1, 2010, net cash flow provided by operating activities totaled $690 million, which compares to a net cash usage of $57 million in the prior year period. The year-to-year improvement resulted primarily from higher operating income. Year-to-date 2010 capital expenditures were $168 million compared to $121 million in the 2009 period. Free cash flow was a positive $522 million in the first nine months of 2010 compared to an outflow of $178 million for the same period last year.
As of October 1, 2010, the Company had $2,119 million of debt and $1,089 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $1,030 million. This net debt outcome reached a new historic low for the Company, $553 million lower than the balance at the end of 2009 and $1,043 million lower than the balance at the end of the prior year third quarter. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $2.0 billion as of October 1, 2010.
2010 Outlook
TRW expects full year production to total 11.8 million units in North America and 18.0 million units in Europe. Based on these production levels and the Company’s expectations for foreign currency exchange rates, full-year sales are expected to be approximately $14.1 billion (including fourth quarter sales of approximately $3.4 billion).
“Although vehicle production schedules have moderated in the second half of 2010 compared to the first half of the year and earlier expectations, the overall recovery in the automotive industry will help support a strong year for TRW,” said Mr. Plant. “We remain focused on a good conclusion of the year to ensure TRW is well positioned for 2011 and beyond.”
Third Quarter 2010 Conference Call
The Company will host its third quarter conference call at 8:30 a.m. (Eastern time) today, Wednesday, November 3rd, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 15650515. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings (losses), operating income (losses) and diluted earnings per share each excluding special items, tax expense excluding certain net tax benefits, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2009 sales of $11.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs over 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2009 (our “Form 10-K”), and our Reports on Form 10-Q for the quarters ended April 2 and July 2, 2010 such as: any shortage of supplies adversely affecting us; commodity inflationary pressures adversely affecting our profitability or supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; any further material contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; pricing pressures from our customers adversely affecting our profitability; the loss of any of our largest customers materially adversely affecting us; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans; any impairment of a significant amount of our goodwill or other intangible assets; risks associated with non-U.S. operations, including foreign exchange risks and economic and political uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Operations (unaudited) for the three months ended October 1, 2010 and October 2, 2009	A2

Consolidated Statements of Operations (unaudited) for the nine months ended October 1, 2010 and October 2, 2009	A3

Condensed Consolidated Balance Sheets as of October 1, 2010 (unaudited) and December 31, 2009	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the nine months ended October 1, 2010 and October 2, 2009	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three and nine months ended October 1, 2010 and October 2, 2009	A6

Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses) (unaudited):

• For the three months ended October 1, 2010	A7

• For the nine months ended October 1, 2010	A8

• For the three months ended October 2, 2009	A9

• For the nine months ended October 2, 2009	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the periods ended April 2, 2010 and July 2, 2010 which were filed with the United States Securities and Exchange Commission.

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	October 1,	October 2,
(In millions, except per share amounts)	2010	2009

Sales	$3,426	$3,108
Cost of sales	3,039	2,807

Gross profit	387	301
Administrative and selling expenses	120	131
Amortization of intangible assets	5	5
Restructuring charges and fixed asset impairments	—	24
Other (income) expense — net	(7)	—

Operating income (losses)	269	141
Interest expense — net	39	55
(Gain) loss on retirement of debt — net	1	1
Equity in (earnings) losses of affiliates, net of tax	(7)	(5)

Earnings (losses) before income taxes	236	90
Income tax expense (benefit)	28	28

Net earnings (losses)	208	62
Less: Net earnings attributable to noncontrolling interest, net of tax	9	6

Net earnings (losses) attributable to TRW	$199	$56

Basic earnings (losses) per share:
Earnings (losses) per share	$1.66	$0.51

Weighted average shares outstanding	119.9	110.7

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.54	$0.50

Weighted average shares outstanding	131.6	111.9

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended
	October 1,	October 2,
(In millions, except per share amounts)	2010	2009

Sales	$10,670	$8,230
Cost of sales	9,415	7,699

Gross profit	1,255	531
Administrative and selling expenses	375	355
Amortization of intangible assets	16	16
Restructuring charges and fixed asset impairments	10	74
Intangible asset impairments	—	30
Other (income) expense — net	(37)	(4)

Operating income (losses)	891	60
Interest expense — net	125	139
(Gain) loss on retirement of debt — net	2	(34)
Equity in (earnings) losses of affiliates, net of tax	(24)	(9)

Earnings (losses) before income taxes	788	(36)
Income tax expense (benefit)	130	37

Net earnings (losses)	658	(73)
Less: Net earnings attributable to noncontrolling interest, net of tax	28	13

Net earnings (losses) attributable to TRW	$630	$(86)

Basic earnings (losses) per share:
Earnings (losses) per share	$5.29	$(0.82)

Weighted average shares outstanding	119.2	104.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$4.93	$(0.82)

Weighted average shares outstanding	130.5	104.4

A3

TRW Automotive Holdings Corp.
Condensed Consolidated Balance Sheets

	As of
	October 1,	December 31,
(Dollars in millions)	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,089	$788
Accounts receivable — net	2,351	1,943
Inventories	789	660
Prepaid expenses and other current assets	208	201

Total current assets	4,437	3,592

Property, plant and equipment — net	2,119	2,334
Goodwill	1,764	1,768
Intangible assets — net	309	324
Pension assets	257	179
Other assets	570	535

Total assets	$9,456	$8,732

Liabilities and Equity
Current liabilities:
Short-term debt	$25	$18
Current portion of long-term debt	21	28
Trade accounts payable	2,072	1,912
Accrued compensation	276	256
Other current liabilities	1,225	1,094

Total current liabilities	3,619	3,308
Long-term debt	2,073	2,325
Postretirement benefits other than pensions	461	479
Pension benefits	750	804
Other long-term liabilities	540	507

Total liabilities	7,443	7,423

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,592	1,553
Retained earnings (accumulated deficit)	307	(323)
Accumulated other comprehensive earnings (losses)	(57)	(71)

Total TRW stockholders’ equity	1,843	1,160
Noncontrolling interest	170	149

Total equity	2,013	1,309

Total liabilities and equity	$9,456	$8,732

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	October 1,	October 2,
(Dollars in millions)	2010	2009

Operating Activities
Net earnings (losses)	$658	$(73)
Adjustments to reconcile net earnings (losses) to net cash provided by (used in) operating activities:
Depreciation and amortization	350	367
Net pension and other postretirement benefits income and contributions	(148)	(172)
Net (gain) loss on retirement of debt	2	(34)
Intangible asset impairment charges	—	30
Fixed asset impairment charges	(3)	8
Net (gain) loss on asset sales	(2)	(3)
Other — net	6	14
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(421)	(491)
Inventories	(133)	29
Trade accounts payable	191	53
Prepaid expense and other assets	(17)	118
Other liabilities	207	97

Net cash provided by (used in) operating activities	690	(57)

Investing Activities
Capital expenditures, including intangible assets	(168)	(121)
Net proceeds from asset sales	6	3

Net cash provided by (used in) investing activities	(162)	(118)

Financing Activities
Change in short-term debt	6	(41)
Net (repayments on) proceeds from revolving credit facility	—	(203)
Proceeds from issuance of long-term debt, net of fees	53	1,075
Redemption of long-term debt	(309)	(1,223)
Proceeds from issuance of capital stock, net of fees	—	269
Proceeds from exercise of stock options	34	1
Dividends paid to noncontrolling interest	(12)	(8)
Capital contribution from noncontrolling interest	4	—

Net cash provided by (used in) financing activities	(224)	(130)
Effect of exchange rate changes on cash	(3)	23

Increase (decrease) in cash and cash equivalents	301	(282)
Cash and cash equivalents at beginning of period	788	756

Cash and cash equivalents at end of period	$1,089	474

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the nearest GAAP amounts. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings (losses) as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(Dollars in millions)	2010	2009	2010	2009

GAAP net earnings (losses) attributable to TRW	$199	$56	$630	$(86)
Income tax expense (benefit)	28	28	130	37
Interest expense — net	39	55	125	139
Depreciation and amortization	118	128	350	367

EBITDA	384	267	1,235	457

Restructuring charges and fixed asset impairments	—	24	10	74
Intangible asset impairments	—	—	—	30
(Gain) loss on retirement of debt — net	1	1	2	(34)

Adjusted EBITDA	$385	$292	$1,247	$527

Free Cash Flow
Free cash flow represents net cash provided by (used in) operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(Dollars in millions)	2010	2009	2010	2009

Cash flow provided by (used in) operating activities	$267	$174	$690	$(57)
Capital expenditures	(61)	(49)	(168)	(121)

Free cash flow	$206	$125	$522	$(178)

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	October 1,			October 1,
	2010			2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$3,426	$—		$3,426
Cost of sales	3,039	—		3,039

Gross profit	387	—		387
Administrative and selling expenses	120	—		120
Amortization of intangible assets	5	—		5
Other (income) expense — net	(7)	—		(7)

Operating income (losses)	269	—		269
Interest expense — net	39	—		39
(Gain) loss on retirement of debt — net	1	(1	)(a)	—
Equity in (earnings) losses of affiliates, net of tax	(7)	—		(7)

Earnings (losses) before income taxes	236	1		237
Income tax expense (benefit)	28	11	(b)	39

Net earnings (losses)	208	(10)		198
Less: Net earnings attributable to noncontrolling interest, net of tax	9	—		9

Net earnings (losses) attributable to TRW	$199	$(10)		$189

Basic earnings (losses) per share:
Earnings (losses) per share	$1.66			$1.58

Weighted average shares outstanding	119.9			119.9

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.54			$1.47

Weighted average shares outstanding	131.6			131.6

(a)	Represents the elimination of the loss on retirement of debt.

(b)	Represents the elimination of tax benefits of $11 million related to the favorable resolution of various tax matters in foreign jurisdictions.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $13 million primarily related to severance, retention, and outplacement services at various production facilities and fixed asset impairment charges of $1 million. This was offset by a gain on the sale of a property in the amount of $4 million related to a closed North American braking facility, which was impaired in 2008.

	Nine Months			Nine Months
	Ended			Ended
	October 1,			October 1,
	2010			2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$10,670	$—		$10,670
Cost of sales	9,415	—		9,415

Gross profit	1,255	—		1,255
Administrative and selling expenses	375	—		375
Amortization of intangible assets	16	—		16
Restructuring charges and fixed asset impairments	10	(10	)(a)	—
Other (income) expense — net	(37)	—		(37)

Operating income (losses)	891	10		901
Interest expense — net	125	—		125
(Gain) loss on retirement of debt — net	2	(2	)(b)	—
Equity in (earnings) losses of affiliates, net of tax	(24)	—		(24)

Earnings (losses) before income taxes	788	12		800
Income tax expense (benefit)	130	23	(c)	153

Net earnings (losses)	658	(11)		647
Less: Net earnings attributable to noncontrolling interest, net of tax	28	—		28

Net earnings (losses) attributable to TRW	$630	$(11)		$619

Basic earnings (losses) per share:
Earnings (losses) per share	$5.29			$5.19

Weighted average shares outstanding	119.2			119.2

Diluted earnings (losses) per share:
Earnings (losses) per share	$4.93			$4.84

Weighted average shares outstanding	130.5			130.5

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the loss on retirement of debt.

(c)	Represents the elimination of (i) the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, and (ii) tax benefits related to the favorable resolution of various tax matters in foreign jurisdictions of $21 million recorded in the second and third quarters of 2010.

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded $22 million of restructuring charges related primarily to severance, retention and outplacement services and $2 million of fixed asset impairment charges.

	Three Months			Three Months
	Ended			Ended
	October 2,			October 2,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$3,108	$—		$3,108
Cost of sales	2,807	—		2,807

Gross profit	301	—		301
Administrative and selling expenses	131	—		131
Amortization of intangible assets	5	—		5
Restructuring charges and fixed asset impairments	24	(24	)(a)	—

Operating income (losses)	141	24		165
Interest expense — net	55	—		55
(Gain) loss on retirement of debt — net	1	(1	)(b)	—
Equity in (earnings) losses of affiliates, net of tax	(5)	—		(5)

Earnings (losses) before income taxes	90	25		115
Income tax expense (benefit)	28	5	(c)	33

Net earnings (losses)	62	20		82
Less: Net earnings attributable to noncontrolling interest, net of tax	6	—		6

Net earnings (losses) attributable to TRW	$56	$20		$76

Basic earnings (losses) per share:
Earnings (losses) per share	$0.51			$0.69

Weighted average shares outstanding	110.7			110.7

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.50			$0.68

Weighted average shares outstanding	111.9			111.9

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the loss on retirement of debt.

(c)	Represents the elimination of the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded $66 million of restructuring charges related primarily to severance, retention and outplacement services, $30 million of intangible asset impairment charges and $8 million of fixed asset impairment charges.

	Nine Months			Nine Months
	Ended			Ended
	October 2,			October 2,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$8,230	$—		$8,230
Cost of sales	7,699	—		7,699

Gross profit	531	—		531
Administrative and selling expenses	355	—		355
Amortization of intangible assets	16	—		16
Restructuring charges and fixed asset impairments	74	(74	)(a)	—
Intangible asset impairments	30	(30	)(b)	—
Other (income) expense — net	(4)	—		(4)

Operating income (losses)	60	104		164
Interest expense — net	139	—		139
(Gain) loss on retirement of debt — net	(34)	34	(c)	—
Equity in (earnings) losses of affiliates, net of tax	(9)	—		(9)

Earnings (losses) before income taxes	(36)	70		34
Income tax expense (benefit)	37	15	(d)	52

Net earnings (losses)	(73)	55		(18)
Less: Net earnings attributable to noncontrolling interest, net of tax	13	—		13

Net earnings (losses) attributable to TRW	$(86)	$55		$(31)

Basic earnings (losses) per share:
Earnings (losses) per share	$(0.82)			$(0.30)

Weighted average shares outstanding	104.4			104.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$(0.82)			$(0.30)

Weighted average shares outstanding	104.4			104.4

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10